SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24, 2007
INNOVIVE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51534	74-3123261

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

555 Madison Avenue, 25th Floor, New York, New York	10022

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 716-1810

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.
     On April 24, 2007, Innovive Pharmaceuticals, Inc. raised gross proceeds of $15 million through the private placement to 103 accredited investors of an aggregate of 5,494,515 shares of its common stock and warrants to purchase an aggregate of 2,747,287 shares of its common stock. Innovive sold units to investors at a price per unit equal to $2.73. Each unit consisted of one share of Innovive common stock and a warrant to purchase one-half of a share of Innovive’s common stock. The warrants issued to the investors have an exercise price of $3.75, are exercisable immediately and will terminate on April 24, 2012.
     Innovive engaged Paramount BioCapital, Inc. as exclusive placement agent for the offering. For its services, Innovive paid Paramount a cash commission of $868,612.50 and issued a warrant to Paramount and its designees to purchase 274,726 shares of Innovive’s common stock with an exercise price of $3.75. The warrant issued to Paramount is exercisable immediately and will terminate on April 24, 2012. Two of Innovive’s directors, Mr. J. Jay Lobell and Mr. Anthony Pfaffle, are employees of an affiliate of Paramount.
     As part of the offering, Innovive and the investors entered into a price protection agreement. In the event that Innovive issues shares of its common stock at a price per share less than $2.73 at any time within 180 days after April 24, 2007, then each investor will have the right to receive a number of additional shares of common stock equal to (i) the aggregate purchase price per unit paid by the investor in the offering, divided by the subsequent share purchase price, (ii) less the number of shares of common stock purchased by the investor in the offering. Each investor would have to pay to Innovive the par value for each additional share received.
     Pursuant to the terms of the subscription agreements between Innovive and the investors, Innovive is required to file a registration statement with the Securities and Exchange Commission by May 24, 2007 to register for resale the shares of common stock purchased by the investors and the shares of common stock underlying the investor warrants and the Paramount warrant.
     The shares of common stock and the warrants issued to the investors and the warrant issued to Paramount were not registered under the Securities Act of 1933, as amended, in reliance upon the exemption from registration provided by Section 4(2) and Regulation D thereunder, which exempts transactions by an issuer not involving any public offering. The investors had to qualify as accredited investors, as defined in Rule 501(a) of Regulation D, in order to purchase the shares of common stock and the warrants in the offering. The shares of common stock and the warrants issued to the investors and the placement agent, and the shares of common stock underlying the warrants, cannot be sold unless they are subsequently registered under the Securities Act of 1933 or an exemption from registration is available.

     A copy of the form of subscription agreement for the offering, a copy of the form of warrant issued to the investors, and a copy of the warrant issued to Paramount are attached to this report as Exhibits 4.8, 4.9 and 4.10, respectively. On April 25, 2007, Innovive issued a press release describing the terms of the offering. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits

Exhibit
Number	Description of Document

4.8	Form of Subscription Agreement dated April 24, 2007 for the purchase of common stock, par value $0.001 per share, and warrants to purchase common stock of Innovive Pharmaceuticals, Inc.

4.9	Form of investor warrant dated April 24, 2007 for the purchase of common stock, par value $0.001 per share, of Innovive Pharmaceuticals, Inc.

4.10	Warrant dated April 24, 2007 for the purchase of common stock, par value $0.001 per share, of Innovive Pharmaceuticals, Inc., issued to Paramount Biocapital, Inc.

99.1	Press release dated April 25, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVIVE PHARMACEUTICALS, INC.
Date: April 25, 2007	/s/ Steven Kelly
Steven Kelly
President and Chief Executive Officer

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